EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Comprehensive Environmental Systems, Inc.
West Babylon, New York


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 8, 1996 (except for Note 2 of such report, as to which the date is December 5, 1996), relating to the consolidated financial statements of Comprehensive Environmental Systems, Inc. included in such Company's Annual Report on Form 10-KSB/A-3 for the fiscal year ended April 30, 1996.




                    CAPRARO, CENTOFRANCHI, KRAMER & CO, P.C.




South Huntington, New York
February 27, 1997